Exhibit 10.1

Arbeitsvertrag / Employment Agreement

zwischen / between

Velocity Global GmbH

Prielmayerstr. 3 c/o Rüter und Partner Steuerberatungsgesellschaft

80335 München

(“Arbeitgeber/Verleiher” / “Employer/Lender”)

und / and

Pi Zheng

Sybelstr 31 Berlin 10629

(“Arbeitnehmer” / “Employee”)

(gemeinsam auch “die Parteien” genannt / jointly referred to as “the Parties”)

DEUTSCHE FASSUNG			ENGLISH VERSION

1.	Erlaubnis zur Arbeitnehmerüberlassung		1.	Permit for employee leasing

	1.1.	Der Arbeitgeber ist im Besitz einer befristeten Erlaubnis nach § 1 AÜG (Arbeitnehmerüberlassungsgesetz), die am 15. März 2019 durch die Agentur für Arbeit Nürnberg in Nürnberg wirksam ab ihrer Bekanntgabe am 19. März 2019 für die Dauer von 1 Jahr d.h. bis zum 19. März 2020 erteilt wurde.		1.1.

Employer holds the limited permit according to § 1 Employee Leasing Act (“AÜG”) which was granted on 15 March 2019, effectiv e with its announcement on 19 March 2019 effective for a period of 1 year meaning until 19 March 2020 by the Agency of Employment Nurnberg in Nurnberg.

		Die Erlaubnis wurde zwischenzeitlich bis zum 19. März 2023 verlängert. Die Erlaubnis und die Verlängerungen sind diesem Vertrag als Anlage 1 in Kopie beigefügt.			The permit has meanwhile been extended until 19 March 2023. A copy of the permit and its extensions are attached hereto as Attachment 1.

	1.2.	Der Arbeitgeber verpflichtet sich, den Arbeitnehmer unverzüglich schriftlich über den Zeitpunkt des Wegfalls der Erlaubnis zu unterrichten. In den Fällen der Nichtverlängerung, der Rücknahme oder des Widerrufs wird er den Arbeitnehmer ferner auf das voraussichtliche Ende der Abwicklung und die gesetzliche Abwicklungsfrist nach § 2 Abs. 4 AÜG hinweisen.		1.2.

Employer is obligated to inform Employee in writing without undue delay of the withdrawal of the permit. If the permit is not prolonged or revoked Employer will inform Employee about the approximate ending of the wind-up and the statutory wind-up period (§ 2 para 2 AÜG).

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	1.3.	Der Arbeitnehmer bestätigt ausdrücklich, dass er das Merkblatt für Arbeitnehmer von der Bundesagentur für Arbeit (Anlage 2) sowie eine Durchschrift des vorliegenden Vertrages erhalten hat		1.3.	Employee explicitly assures that he has received the leaflet of the Federal Agency of Employment (Attachment 2) and a copy of this agreement.

2.	Vertragsgegenstand/Tätigkeit; Arbeitsort		2.	Contract object/ Scope of Duties; Place of work

	2.1.	Der Arbeitgeber stellt seinen Kunden zur Erledigung von Aufgaben an bestimmten Orten Personal zur Verfügung. Der Arbeitnehmer ist verpflichtet, bei dem zugewiesenen Kunden des Arbeitgebers („Kunde”) als Leiharbeitnehmer tätig zu werden („Einsatz”). Er erklärt sich damit einverstanden an Einsatzorten auch außerhalb seines Wohnsitzes eingesetzt zu werden, es sei denn der Kunde zieht es vor, dass er von zu Hause aus arbeitet.		2.1.

Employer provides personnel for performing services to clients at a certain location. Employee is obligated to work for (“Engagement”) the assigned client of the Employer (“Client”) as leased employee. Employee agrees to perform services at locations outside of his residence unless the Client prefers the Employee to work from home.

	2.2.	Der Arbeitnehmer wird als Vice President, Internal Audit eingestellt. Die Einzelheiten der Tätigkeit hängen vom Einsatz beim jeweiligen Kunden ab und ergeben sich aus der als Anlage 4 zu diesem Vertrag beigefügten Stellenbeschreibung.		2.2.

Employee is hired as Vice President, Internal Audit. The details of the activity depend on the respective Engagement at a Client and are laid down in the job description attached to this contact as Attachment 4.

	2.3.	Die Parteien sind sich einig, dass der Arbeitnehmer zunächst dem Kunden SOMALOGIC, INC. zugewiesen wird. Die Parteien sind sich einig, dass der Arbeitnehmer nach Beendigung eines Einsatzes anderen Kunden zugewiesen werden kann.		2.3.	The parties agree that Employee shall initially be assigned to the client SOMALOGIC, INC. The parties agree that the Employee can be assigned to other clients after the end of an engagement.

	2.4.	Für die Tätigkeit des Arbeitnehmers sind folgende besondere Qualifikationen notwendig:		2.4.	The scope of duties requires the following qualifications:

		● Hochschulstudium			● University studies

		● Mehrjährige Berufserfahrung			● Several years of work experience

		Der Arbeitnehmer hat diese Qualifikationen durch eine für den Kunden akzeptable Vorlage von Zeugnissen/Prüfungsbescheinigungen nachgewiesen.			Employee has provided evidence of these qualifications acceptable to Client by presenting references/certificates.

	2.5.	Für die Einsatzdauer bei einem Kunden unterliegt der Arbeitnehmer dem Direktionsrecht des Kunden im Rahmen dieses Vertrages. Das allgemeine Direktionsrecht des Arbeitgebers bleibt davon unberührt.		2.5.	For the period of the engagement, Employee is subject to Client’s right of instruction within the scope of this contract. Employer’s general right of instruction shall remain unaffected.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

3.	Beginn, Dauer und Beendigung des Arbeitsverhältnisses		3.	Commencement, duration and end of the Employment

	3.1.	Dieser Vertrag beginnt am 19. Oktober 2022 und wird auf unbestimmte Zeit geschlossen.		3.1.	Employment shall commence on 19th October 2022 and shall last for an indefinite term.

	3.2.	Der Arbeitnehmer bestätigt ausdrücklich, dass vor Beginn dieses Arbeitsverhältnisses zuvor noch nicht bei dem Arbeitgeber nicht beschäftigt war im Sinne von § 14 Abs. 2 TzBfG.		3.2.	Employee explicitly reassures, that he has never been in an employment relationship with the company prior to this employment corresponding to Section 14 para 2 TzBfG (Part- Time and Limitation Code)

	3.3.	Das Arbeitsverhältnis steht unter der aufschiebenden Bedingung, dass der Arbeitnehmer einen gültigen Aufenthaltstitel besitzt, der ihn zur Ausübung der vertragsgemäßen Beschäftigung beim Arbeitgeber berechtigt (“Aufenthaltstitel”) und diesen dem Arbeitgeber vorlegt. Der Arbeitnehmer hat jeweils rechtzeitig eine Verlängerung des Aufenthaltstitels zu beantragen und dem Arbeitgeber eine Kopie des verlängerten Aufenthaltstitels unaufgefordert vorzulegen. Falls die Verlängerung des Aufenthaltstitels versagt wird, ist der Arbeitnehmer verpflichtet, den Arbeitgeber unverzüglich darüber zu informieren.		3.3.	The employment relationship is subject to the condition precedent that Employee possesses a residence permit with work permit (“Residence Permit”) that entitles him to be employed with Employer as per the employment agreement and presents it to Employer. Employee must apply on time for an extension of the Residence Permit and present to Employer a copy of the extended Residence Permit without being requested. If the extension of the Residence Permit is denied Employee must notify Employer without undue delay.

	3.4.	Das Arbeitsverhältnis endet spätestens mit Ablauf des jeweiligen Aufenthaltstitels ohne dass es einer Kündigung bedarf, wenn dem Arbeitgeber das Warten auf die Wiedererteilung des Aufenthaltstitels unzumutbar ist.		3.4.	The employment will end no later than upon expiry of the respective Residence Permit without a notice of termination being required if Employer cannot be reasonably expected to wait for the Residence Permit to be reissued.

	3.5.	In Fällen wie 3.2. erklärt sich der Arbeitnehmer damit einverstanden, den Arbeitgeber in keiner Form für Kosten oder Verbindlichkeiten haftbar zu machen, die sich aus einer längeren Anwesenheit des Arbeitnehmers in Deutschland nach dem Datum der Beendigung dieser Vereinbarung ergeben könnten.		3.5.	In cases such as 3.2 above, the employee agrees to not hold the employer in any form responsible for any costs or liabilities that may come forth out of employee’s prolonged presence in Germany, after the date of termination of this agreement.

	3.6.	Eine Kündigung vor Beginn des Anstellungsverhältnisses ist ausgeschlossen.		3.6.	Termination prior to the commencement of employment is excluded.

	3.7.	Die ersten 6 Monate des Beschäftigungsverhältnisses werden als Probezeit vereinbart. Während dieser kann das Beschäftigungsverhältnis von jeder Partei mit Frist von 2 Wochen gekündigt werden.		3.7.	The first 6 months of employment are agreed to be a probationary period. During the probationary period either party may terminate the employment by observing a notice period of 2 weeks.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	3.8.	Nach Ablauf der Probezeit kann das Beschäftigungsverhältnis von beiden Parteien innerhalb der gesetzlichen Frist von 4 Wochen zum 15. oder zum Monatsende gekündigt werden, gem. §622 Abs. 1 BGB.		3.8.	After expiry of the probationary period the employment may be terminated by either party by observing the statutory notice period of 4 weeks to the 15th or the end of the calendar month, according to Section 622 para 1 BGB.

	3.9.	Die gesetzliche Kündigungsfrist verlängert sich jeweils gemäß §622 Abs. 2 BGB für beide Parteien nach §622 Abs. 5 S.3, Abs. 6 BGB.		3.9.	The statutory notice period shall be extended for both parties pursuant to Section 622 para 2 BGB respectively according to Section 622 para 5 s. 3, para 6 BGB.

	3.10.	Die Kündigung bedarf der Schriftform (§ 623 BGB).		3.10.	The termination must be declared in written form (Sec. 623 BGB).

	3.11.	Will der Arbeitnehmer geltend machen, dass eine Kündigung des Arbeitgebers sozial ungerechtfertigt oder aus anderen Gründen rechtsunwirksam ist, so muss er innerhalb von drei Wochen nach Zugang der schriftlichen Kündigung Klage beim Arbeitsgericht auf Feststellung erheben, dass das Arbeitsverhältnis durch die Kündigung nicht aufgelöst ist (vgl. § 4 KSchG) erheben. Andernfalls gilt die Kündigung von Anfang an als rechtswirksam (vgl. § 7 KSchG).		3.11.	If Employee wishes to assert that a termination by Employer is socially unjustified or legally invalid for other reasons, he must file an action with the labor court within three weeks after receipt of the written notice of termination for a declaration that the employment relationship has not ended by the termination (See Sec. 4 Act Against Unfair Dismissal). Otherwise the termination is deemed to be effective from the beginning (See Sec. 7 Act Against Unfair Dismissal).

4.	Arbeitszeit; Pausen		4.	Working Time; Breaks

	4.1.	Die regelmäßige wöchentliche Arbeitszeit beträgt 40 Stunden, ausschließlich der Pausen.		4.1.	The regular hours of work shall be 40 hours per week, excluding breaks.

		Die genannte Wochenarbeitszeit muss im Durchschnitt von 6 Kalendermonaten eingehalten werden.			Aforementioned weekly hours of work shall be maintained over an average period of 6 calendar months.

	4.2.	Die regelmäßige wöchentliche Arbeitszeit beträgt 40 Stunden, ausschließlich der Pausen verteilt auf 5 pro Woche.		4.2.	The regular hours of work shall be 40 hours per week, excluding breaks at 5 per week.

	4.3.	Die tatsächliche Lage der Arbeitszeit wird an die des Kundenbetriebes angepasst. Beginn und Ende der täglichen Arbeitszeit (einschließlich der Pausen) und die Verteilung der Arbeitszeit auf die einzelnen Wochentage richten sich nach den im jeweiligen Kundenbetrieb gültigen Regelungen bzw. Anforderungen.		4.3.	The actual allocation of the hours of work will be adjusted to the requirements of the Client. Beginning and the end of the daily working hours and breaks shall be determined in accordance with the operational requirements of the Client and as stated in the Client’s policies.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	4.4.	Der Arbeitnehmer verpflichtet sich, im Rahmen der gesetzlichen Vorschriften, auf Verlangen des Arbeitgebers bzw. des Kunden zumutbare Über-, Mehr-, Nacht-, Sonn- und Feiertagsarbeit zu leisten.		4.4.	Employee agrees to work overtime or excess hours (including Saturdays, Sundays and public holidays and at night) upon request of the Employer or the Client and to the extent permitted by applicable law.

5.	Anwendung der wesentlichen Arbeitsbedingungen des Kunden in Verleihzeiten; Vergütung; Reisen und Reisekosten		5.	Application of key working conditions of the Client in lease periods; Remuneration; Travel and travel expenses

	5.1.	Soweit der Arbeitnehmer bei einem Kunden eingesetzt wird, finden für die Dauer des Einsatzes die in der jeweiligen Anlage 3 ersichtlichen wesentlichen Arbeitsbedingungen einschließlich des Arbeitsentgeltes eines mit dem Arbeitnehmer vergleichbaren Arbeitnehmers des Kunden gemäß § 9 Abs. 1 Nr. 2 AÜG auf dieses Arbeitsverhältnis Anwendung, soweit diese für den Arbeitnehmer günstiger sind. Gibt es keinen vergleichbaren Arbeitnehmer erhält der Arbeitnehmer das gleiche Entgelt als wenn er für die Tätigkeit unmittelbar von einem Kunden nach den Bedingungen in Anlage 3 eingestellt worden wäre.		5.1.	As far as Employee is engaged to a client the key working conditions of the Client (as per the respective Attachment 3), including the remuneration, as for a comparable employee of the Client, shall apply for the term of the respective lease if they are more favorable pursuant to § 9 para 1 No. 2 of the AÜG. If no comparable employee exists, the Employee shall receive the same remuneration as if he was hired for the activity directly by a client according to the conditions outlined in Attachment 3.

	5.2.	Nach Beendigung des Einsatzes beim Kunden gelten ausschließlich die Regelungen dieses Vertrages; die Arbeitsbedingungen des Kunden gelten lediglich für die Dauer des jeweiligen Einsatzes.		5.2.	After the end of the engagement solely the provisions of this contract shall apply. The aforementioned working conditions shall only apply for the term of the respective engagement with the Client.

	5.3.	Die Auszahlung der Vergütung erfolgt durch Überweisung auf ein vom Arbeitnehmer zu benennendes Konto bis zum letzten Werktag eines Kalendermonates.		5.3.	The remuneration will be paid out in the form of a bank transfer to a bank account to be specified by Employee by the last business day of each month.

	5.4.	Der Arbeitnehmer verpflichtet sich, die mit seiner Tätigkeit verbundenen Reisetätigkeiten innerhalb und außerhalb von Europa (inkl. gelegentlicher auswärtiger Übernachtungen) wahrzunehmen. Die Anzahl, die jeweilige Dauer und der Zielort der Dienstreisen richten sich nach den Bedürfnissen des Kunden. Reisen außerhalb Deutschlands dürfen die Dauer eines Monats nicht übersteigen. Die Reise-und Hotelkosten, sowie Kosten, die beruflich und im Interesse des Kunden entstehen, werden gegen Vorlage eines Auslagenberichts und ordnungsgemäßer Belege im Rahmen der jeweils geltenden Richtlinien des Arbeitgebers und der Steuervorschriften durch den Arbeitgeber getragen.		5.4.	Employee undertakes to travel within and outside of Europe for the purposes of his/her work (incl. occasional overnight stays abroad). Client’s requirements will determine the number, duration and destinations of business trips. Travelling other countries than Germany may not be longer than one month. Travel and accommodation expenses, as well as any professional expenses incurred in Client’s interest, shall be borne by Employer within the scope of Employer’s policies and the applicable German tax regulations. Reimbursement will be contingent upon the presentation of receipts and proper expense reporting.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

6.	Einsatzfreie Zeiten		6.	Engagement-free periods

	6.1.	Während der Zeiten, in denen der Arbeitnehmer nicht bei einem Kunden eingesetzt wird, zahlt der Arbeitgeber dem Arbeitnehmer ein Bruttomonatsgehalt gemäß der jeweils geltenden Verordnung über eine Lohnuntergrenze in der Arbeitnehmerüberlassung (vgl. § 3a Abs. 2 S. 1 AÜG) zum jeweils anwendbaren aktuellen Betrag.		6.1.	During engagement free periods Employer pays Employee a monthly gross salary to be paid pursuant to the current applicable Directive of a Minimum Wage for employee leasing (See Sec. 3a para 2 s. 1 AÜG) at the applicable current rate.

		Diese lauten:			Those are:

		● ab 01.04.2022 brutto EUR 10,88 pro Stunde.			● from April 1, 2022 EUR 10.88 gross/ hour

		Für den Fall, dass eine Verordnung über eine Lohnuntergrenze in der Arbeitnehmerüberlassung nicht in Kraft ist, zahlt der Arbeitgeber bis zum Inkrafttreten der nachfolgenden Verordnung über eine Lohnuntergrenze in der Arbeitnehmerüberlassung den allgemeinen Mindestlohn nach dem Mindestlohngesetz zum jeweils anwendbaren Betrag. Dies gilt auch, falls der allgemeine Mindestlohn höher ist als der Mindestlohn nach der Verordnung über eine Lohnuntergrenze in der Arbeitnehmerüberlassung.			In the event that a regulation on a minimum wage for employee leasing is not in force, the Employer shall pay the general minimum wage in accordance with the Minimum Wage Act at the respective applicable amount. This also applies if the general minimum wage is higher than the minimum wage according to a regulation on a minimum wage in employee leasing.

		Die Beträge lauten:			Those amounts are:

		● ab 01.07.2022 brutto 10,45 pro Stunde			● from July 1, 2022 EUR 10.45 gross per hour

		● Ab 01.10.2022 brutto EUR 12 pro Stunde			● from October 1, 2022 EUR 12 gross per hour

	6.2.	In Zeiträumen, in denen der Arbeitnehmer nicht bei einem Kunden eingesetzt werden kann, hat der Arbeitnehmer seine Arbeitskraft dem Arbeitgeber zur Verfügung zu stellen. Kann auch der Arbeitgeber den Arbeitnehmer nicht beschäftigen, ist der Arbeitnehmer verpflichtet, sich einmal täglich beim Arbeitgeber telefonisch zu melden, um sich nach dem Folgeeinsatz zu erkundigen.		6.2.	During periods when it is not possible to engage Employee to clients Employee has to be available to Employer. In case Employer does not provide Employee with work, Employee is obligated to contact Employer one time per day in order to receive information on future leases.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	6.3.	Hat sich der Arbeitnehmer nicht gemeldet und wird dadurch ein Einsatz vereitelt, besteht für diesen Tag kein Anspruch auf Vergütung.		6.3.	In case Employee did not contact Employer and an engagement cannot take place due to this Employee loses his remuneration entitlement for that day.

	6.4.	In verleihfreien Zeiten hat der Arbeitnehmer Anspruch auf den gesetzlichen Mindesturlaub.		6.4.	In lease free periods Employee is entitled to the statutory minimum leave.

7.	Arbeitsverhinderung und Gehaltsfortzahlung		7.	Incapacity to Work and Continuation of Salary Payment

	7.1.	Der Arbeitnehmer ist verpflichtet, jede Arbeitsverhinderung und ihre voraussichtliche Dauer zum frühestmöglichen Zeitpunkt dem Arbeitgeber und dem Kunden mitzuteilen und dabei gleichzeitig auf etwaige dringende Arbeiten hinzuweisen.		7.1.	Employee is obliged to notify Employer at the earliest possible time of any incapacity to work and its probable duration and at the same time to inform Employer and the Client of any work which is pending or might need urgent attention.

	7.2.	Im Falle der Erkrankung ist der Arbeitnehmer verpflichtet, vor dem Ablauf des 3. Kalendertages nach Beginn der Arbeitsunfähigkeit eine ärztliche Bescheinigung über die Arbeitsunfähigkeit sowie deren voraussichtliche Dauer vorzulegen. Dauert die Arbeitsunfähigkeit länger als in der Bescheinigung angegeben, so ist der Arbeitnehmer verpflichtet, innerhalb von drei Tagen eine neue ärztliche Bescheinigung einzureichen.		7.2.	In case of sickness, Employee is obliged to submit a medical certificate concerning the incapacity to work and its possible duration immediately upon Employer’s request but no later than prior to the expiry of the 3rd calendar day after the incapacity to work commenced. If the incapacity to work continues beyond the time stated on the medical certificate, Employee is obligated to submit a new medical certificate within 3 days.

	7.3.	Bei Arbeitsunfähigkeit wegen Krankheit wird die Vergütung gemäß den jeweils geltenden gesetzlichen Regelungen fortgezahlt.		7.3.	For incapacity to work due to sickness, remuneration is continued in accordance with the applicable statutory provisions

	7.4.	§616 BGB findet keine Anwendung.		7.4.	Section 616 BGB does not apply.

8.	Nebentätigkeit, Wettbewerb und Annahme von Geschenken		8.	Secondary Occupation, Competition and Acceptance of gifts

	8.1.	Jede Nebentätigkeit, gleichgültig, ob sie entgeltlich oder unentgeltlich ausgeübt wird, bedarf der vorherigen schriftlichen Zustimmung des Arbeitgebers. Die Zustimmung ist zu erteilen, wenn die Nebentätigkeit die Wahrnehmung der dienstlichen Aufgaben des Arbeitnehmers für den Arbeitgeber zeitlich nicht behindert und sonstige berechtigte Interessen des Arbeitgebers nicht beeinträchtigt werden.		8.1.	Any secondary occupation, whether paid or unpaid, requires the prior written consent of Employer. The consent will be granted if the secondary occupation does not hinder the performance of Employee’s duties for Employer with respect to time, nor impairs other justified interests of Employer

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	8.2.	Während des Bestehens dieses Arbeitsvertrages ist es dem Arbeitnehmer untersagt, direkt oder indirekt (z.B. als Arbeitnehmer), als freier Mitarbeiter oder als Arbeitnehmer für ein mit dem Arbeitgeber in Wettbewerb stehendes Unternehmen zu arbeiten oder eigene unternehmerische Tätigkeiten zu entfalten, die mit dem Arbeitgeber in Konkurrenz treten könnten. Ausgenommen hiervon sind bloße Finanzbeteiligungen.			8.2.	During the period of employment Employee is prohibited from directly or indirectly working for a company which competes with Employer or to carry out competitive activities himself. Financial investments are thereof excluded.

	8.3.	Geschenke oder sonstige Leistungen dritter Personen, insbesondere von Geschäftspartnern des Arbeitgebers oder des Kunden, die im Zusammenhang mit der dienstlichen Leistung für den Arbeitgeber oder Kunden stehen können, wird der Arbeitnehmer unverzüglich ablehnen oder an den Arbeitgeber oder den Kunden herausgeben, sofern diese nicht sozial üblich sind.			8.3.	Gifts and other benefits from third parties, especially from business partners of Employer or the Client, which might relate to Employee’s services for Employer or the Client, shall be immediately rejected by Employee or be handed over to Employer and/or Client if such are not socially accepted.

9.	Geheimhaltung und Verschwiegenheit			9.	Secrecy and Confidentiality

	9.1.	Der Arbeitnehmer verpflichtet sich, während der Dauer des Arbeitsverhältnisses über alle Geschäftsgeheimnisse des Arbeitgebers und des Kunden Stillschweigen zu bewahren, welche ihm bei Ausübung seiner Tätigkeit für den Arbeitgeber zur Kenntnis gelangen. Die Verschwiegenheitspflicht erstreckt sich auch auf Angelegenheiten anderer Unternehmen, mit denen der Arbeitgeber wirtschaftlich oder organisatorisch verbunden ist.			9.1.	Employee shall treat as strictly confidential all business secrets of Employer and the Client which he obtains knowledge during the exercise of his/ her duties for Employer for the duration of the employment. This confidentiality obligation also applies to matters of any company affiliated with Employer economically or organisationally.

	9.2.	Als Geschäftsgeheimnisse gelten insbesondere:			9.2.	Business secrets shall be deemed in particular:

		–	Kunden- und Lieferantenlisten;			–	customer and supplier lists;
		–	Verträge mit Kunden und Lieferanten;			–	contracts with customers and suppliers;
		–	interne Preislisten und entsprechende Kalkulationen;			–	internal price lists and corresponding calculations;
		–	Marketing-Pläne, Geschäftsplanungen und Vertriebsziele;			–	marketing plans, business plans and sales targets;
		–	Geschäftsstrategien			–	Business strategies
		–	unveröffentlichte Bilanzen;			–	unpublished balance sheets;
		–	Budgets und Lizenzen;			–	budgets and licenses;

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	–	Marktanteils- und Preisstatistiken;		–	market share and price statistics;
	–	Marktbeobachtunge und-untersuchungen;		–	market observations and investigations;
	–	neue Produktlinien		–	new product lines;
	–	interne Vertriebs-, Dienstleistungs-und Produktinformationen des Arbeitgebers (einschließlich Kunden-und Zulieferernamen, Adressen und Kontaktdaten, Vertriebszielen, Statistiken, Marktanteils-und Preisstatistiken, Marktbeobachtungen und-untersuchungen, Incentive-Vereinbarungen, aktuellen und zukünftigen Promotionen, neuen Produktlinien, Service-und Produktinformationen, vertraglichen Vereinbarungen mit Kunden sowie Werbe-/Promotionsmaterial),		–	internal sales-, service and product information of Employer (including lists of customers’ and suppliers’ names, addresses and contacts, sales targets and statistics, market share and pricing statistics, marketing surveys, research and reports, incentive arrangements, current and future promotions, new product ranges, service and product information, contractual arrangements with customers and advertising and promotional material)
	–	Unternehmensdaten		–	Company data
	–	Technisches Know-How (z.B. Herstellungsverfahren, Prototypen, Formeln und Rezepte)		–	Technical know-how (e.g. production procedures, prototypes, formulas, recipes)

9.3.	Der Arbeitnehmer wird darauf hingewiesen, dass der Arbeitgeber und der Kunde die vorgenannten Geschäftsgeheimnisse durch technische und organisatorische Maßnahmen gesichert hat. Der Arbeitnehmer verpflichtet sich Anweisungen in Bezug auf die dem Arbeitnehmer mitgeteilten Maßnahmen Folge zu leisten.		9.3.	Employee is informed that Employer and the Client safeguarded the aforementioned business secrets by implementing technical and organisational measures. Employee is obligated to follow instructions regarding the measures he was informed of.

9.4.

Über Geschäftsgeheimnisse hinaus ist der Arbeitnehmer auch zur Geheimhaltung solcher Tatsachen verpflichtet, deren Geheimhaltungsbedürftigkeit sonst für ihn erkennbar ist oder die ihm während des Arbeitsverhältnisses vom Arbeitgeber oder vom Kunden ausdrücklich schriftlich oder mündlich als vertraulich bekannt gegeben werden („Vertrauliche Angelegenheiten”). Die Parteien sind sich darüber einig, dass als vertrauliche Angelegenheiten jegliche Information insbesondere alle Verfahren, Daten, Know-how, Preise, Kosten, unveröffentlichte Informationen in Bezug auf geistiges Eigentum des Arbeitgebers und des Kunden nebst jeder anderer betrieblicher, finanziellen oder technischen Information mit geschäftlichem Bezug oder zu Kunden, Lieferanten, Geschäftsführern, Arbeitnehmern oder zu jeder sonstigen Person, die Anteile an dem Arbeitgeber oder dem Kunden hält oder an einem Anteilserwerb interessiert ist gelten.

			9.4.	Beyond business secrets, Employee shall also treat as strictly confidential any facts the confidentiality of which is otherwise recognizable to him, or which are expressly disclosed to him as confidential, orally or in writing, by the Employer or the Client during the employment relationship (“Confidential Matters”). The Parties agree that Confidential Matters includes in particular information on all procedures, data, know-how, , pricing, costs, information relating to the marketing or sales or any products or services of Employer, unpublished information relating to the intellectual property of Employer and the Client and any other commercial, financial or technical information relating to the business of Employer or to any other customer or supplier, officer or Employee of Employer or to any member or person interested in the share capital of the Employer or the Client.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	9.5.	Die Verschwiegenheitspflicht erstreckt sich nicht auf solche Kenntnisse, die jedermann zugänglich sind oder deren Weitergabe für den Arbeitgeber oder den Kunden sichtlich ohne Nachteil ist. Im Zweifelsfall ist der Arbeitnehmer verpflichtet, eine Weisung des Arbeitgebers oder des Kunden einzuholen, ob eine bestimmte Tatsache als vertraulich zu behandeln ist		9.5.	The confidentiality obligation does not extend to knowledge which is accessible to anyone or the disclosure of which is obviously without disadvantage for Employer or the Client. In case of doubt, Employee shall be obliged to obtain instructions from Employer or the Client as to whether a certain fact is to be treated as confidential.

	9.6.	Die vorgenannten Geheimhaltungspflichten bestehen auch nach Beendigung des Arbeitsverhältnisses fort. Sollte die nachvertragliche Verschwiegenheitspflicht den Arbeitnehmer in seinem beruflichen Fortkommen behindern, so hat der Arbeitnehmer dies dem Arbeitgeber anzuzeigen und in begründeten Fällen Anspruch auf Freistellung von dieser Pflicht.		9.6.	The above confidentiality obligations shall continue to apply even after termination of the employment relationship. If the post-contractual confidentiality obligation impedes Employee’s professional advancement, Employee shall notify Employer thereof and in justified cases shall be entitled to release from this obligation.

	9.7.	Der Arbeitnehmer wird darauf hingewiesen, dass ein Verrat von Betriebs- und Geschäftsgeheimnissen unter den Voraussetzungen von § 23 des Gesetzes zum Schutz von Geschäftsgeheimnissen strafbar sein kann.		9.7.	Employee hereby is made aware that a disclosure of business and trade secrets may be punishable under the conditions of Sec. 23 of the Act on the Protection of Trade Secrets.

	9.8.	Vorträge oder Veröffentlichungen, welche die Interessen, Geschäftsfelder oder Produkte des Arbeitgebers oder Kunden berühren, bedürfen der vorherigen schriftlichen Einwilligung des Arbeitgebers oder des Kunden.		9.8.	Lectures or publications which concern Employer or Client’s interests, business areas or products require Employer or the Client’s prior written consent.

10.	Urheberrechte und verwandte Schutzrechte		10.	Intellectual Property Rights

	10.1.	Der Arbeitnehmer überträgt sämtliche Rechte am Arbeitsergebnis, insbesondere sämtliche Markenrechte, Nutzungsrechte an Urheberrechten, Geschmacksmusterrechte, verwandte Schutzrechte an Urheberrechten (einschließlich aller Entwicklungsstufen) und sonstige Immaterialgüterrechte, die er während der Zeit seiner Tätigkeit insbesondere während Zeiten des Einsatzes beim Kunden erwirbt, zeitlich, räumlich und inhaltlich unbeschränkt ausschließlich auf den Arbeitgeber, wenn diese,		10.1.	Employee exclusively assigns to Employer all rights to the works (in particular trademark rights, rights of use to copyrights, registered design rights, related property rights according to copyright law and other intellectual property rights) which Employee acquires during the period of employment, in particular during the period of the engagement for the Client unrestricted in time, territory and content, if these rights are:

		(a) im Zusammenhang mit den geschäftlichen Aktivitäten für den Arbeitgeber, vor allem bei Tätigkeiten im Zusammenhang mit dem Einsatz beim Kunden, vom Arbeitnehmer erworben wurden oder			(a) acquired by Employee in connection with business activities, in particular in the course of his activities for the Client; or

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

	(b) unter Verwendung von Material und/ oder Arbeitszeit, die vom Arbeitgeber oder Kunden zur Verfügung gestellt wurden, entwickelt oder erworben wurden, während oder außerhalb der Arbeitszeit, oder		(b) developed or acquired due to the use of material and or/ working time provided by Employer or the Client; or

	(c) mit seiner Arbeit während des Zeitraums dieses Arbeitsvertrages zusammenhängen.		(c) related to the work within the period of the employment.

10.2.	Die Übertragung schließt auch Rechte ein, die vor Aufnahme der Tätigkeit für den Arbeitgeber erworben wurden, sofern die unter Abs. 1 lit. a-c genannten Voraussetzungen zutreffen	10.2.	The assignment includes rights which were acquired before the beginning of the activities if the aforementioned prerequisites a) - c) are met.

10.3.	Die Übertragung nach 10.1 und 10.2 umfasst unter anderem die Befugnis des Arbeitgebers, die Werke im In- und Ausland in körperlicher und unkörperlicher Form – entgeltlich oder unentgeltlich – zu nutzen, öffentlich wieder zu geben, zu vervielfältigen, zu verbreiten, in digitaler oder analoger Form auf Bild-, Daten- und Tonträger aller Art aufzunehmen und diese ihrerseits zu vervielfältigen und zu verbreiten. Die Übertragung umfasst insbesondere auch die Befugnis, das Werk interaktiv auf elektronischem Weg auf allen derzeit bekannten Übertragungswegen wie Kabel, Satellit, allen Funkübertragungssystemen jeder Art in allen Standards nutzbar zu machen.	10.3.	The assignment according to 10.1 and 10.2 include Employer’s right in Germany and abroad, in physical or non-physical form against payment or free of charge, to use the works, to reproduce the works publicly, to copy the works, to distribute the works, to record as digital or analogy data, visual and audio media and to copy and distribute the records. In particular, the assignment comprises the right to utilize the works interactively on all currently known transmission platforms such as cable, satellite and all radio transmission systems.

10.4.	Die Regelung in §69b des Urheberrechtsgesetzes zur Urheberschaft in Arbeits- und Dienstverhältnissen bleibt unberührt. Der Arbeitnehmer verzichtet ausdrücklich auf die Geltendmachung seiner Urheberpersönlichkeitsrechte an seinen Arbeitsergebnissen in Original-, bearbeiteter und umgestalteter Form, einschließlich aber nicht beschränkt auf das Recht zur Veröffentlichung (§ 12 UrhG), das Recht auf Anerkennung der Urheberschaft (§ 13 UrhG), den Schutz gegen Entstellungen (§ 14 UhrG), das Recht auf Zugang zu den Werkstücken (§ 25 UhrG) und das Rückrufsrecht (§§ 41, 42 UrhG).	10.4.	Section 69b of the Copyright Law Act, (Urheberrechtsgesetz, UrhG) remains unaffected. Employee explicitly waives to enforce his moral rights as author of the work results in original, edited and amended form, including but not limited to the right to publish (§ 12 UrhG), the right to recognition of authorship (§13 UrhG), protection against distortion (§ 14 UhrG), the right of access to the work (§ 25 UhrG) and the right of recall (§§ 41, 42 UrhG).

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

10.5.	Sämtliche vorstehenden Rechte sind dem Arbeitgeber spätestens zum Zeitpunkt ihrer Entstehung als ausschließliche Rechte zu übertragen und können vom Arbeitgeber ganz oder teilweise auch in Form einer ausschließlichen oder nicht ausschließlichen Berechtigung auf den Kunden oder auf Dritte nach Aufforderung durch den Kunden weiter übertragen werden.	10.5.

All of the rights are exclusively assigned to Employer no later than the time of their creation and shall be assigned by Employer to Client or to other third parties upon Client’s request, exclusively or non-exclusively.

10.6.	Der Arbeitnehmer räumt dem Arbeitgeber das Recht ein, die von ihm geschaffenen Werke und sonstigen Leistungen zu bearbeiten und zu ändern sowie die bearbeiteten oder geänderten Werke zu vervielfältigen, zu veröffentlichen und zu verbreiten	10.6.	Employee allows Employer to revise and change the works and to copy, publish and broadcast the revised works.

10.7.	Eine Verpflichtung des Arbeitgebers zur Anmeldung oder Verwertung der Nutzungsrechte besteht nicht. Das dem Arbeitnehmer nach den Bestimmungen des Urheberrechtsgesetzes eventuell zustehende Rückrufrecht wegen Nichtausübung der jeweils übertragenen Nutzungsrechte ist für die Dauer von 5 Jahren ab deren Übertragung ausgeschlossen.	10.7.	Employer is not obliged to register or exploit the rights of use. Employee’s right to call-back pursuant to the Copyright Law Act is excluded for a period of 5 years.

10.8.	Der Arbeitnehmer ist im Rahmen seines Bestimmungsrechts gemäß §13 S. 2 UrhG damit einverstanden, dass eine Benennung und Bezeichnung des Arbeitnehmers als Urheber im Rahmen der Verwertung der vertragsgegenständlichen Rechte nicht erfolgt.	10.8.	Employee agrees that he/she is not identified as the author in the course of the exploitation of the works in accordance with Sec. 13 sentence 2 UrhG.

10.9.	Sämtliche von dem Arbeitnehmer etwa geschaffenen Werke und sonstigen Leistungen sind Bestandteil des Aufgabengebietes nach diesem Arbeitsvertrag. Diese Werke und sonstigen Leistungen und alle eventuellen Ansprüche des Arbeitnehmers für Einräumung bzw. Übertragung der Rechte nach diesem Arbeitsvertrag sind mit der monatlichen Bruttovergütung dieses Arbeitsvertrags vollständig abgegolten und zwar auch für die Zeit nach Beendigung des Arbeitsverhältnisses. §§ 32, 32a und 32c UrhG bleiben unberührt.	10.9.

All created works and other services by Employee are part of the task and duties as defined in this employment agreement. These works and other services and all possible claims of Employee for granting or transferring the rights according to this employment agreement shall be fully covered by the gross monthly remuneration pursuant to this agreement, even for the period after termination of the employment relationship. §§ 32, 32a and 32c UrhG remain unaffected.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

11.	Einwilligung zur Verarbeitung personengebundener Daten			11.	Consent to Processing of Personal Data

	11.1.	Der Arbeitgeber, seine verbundenen Unternehmen und der Kunde haben berechtigte und rechtmäßige Gründe zur Verarbeitung der personengebundenen Daten des Arbeitnehmers (einschließlich sensitiver personengebundener Daten) und zur Übermittlung der personengebundenen Daten des Arbeitnehmers zwischen ihnen und an ausgewählte Dritte. Derartige/s Verarbeiten und Übermittelungen finden innerhalb und außerhalb des Europäischen Wirtschaftsraums einschließlich in der und an die USA statt.			11.1.

Employer, its affiliates, and the Client have legitimated and lawful reasons for processing Employee’s personal data (including sensitive personal data) and for transferring Employee’s personal data between them and to selected third parties. Such processing and transfers will take place inside and outside of the European Economic Area, including in and to the USA.

	11.2.	Ungeachtet dieser berechtigten und rechtmäßigen Gründe willigt der Arbeitnehmer darüber hinaus in die Verarbeitung der personengebundenen Daten des Arbeitnehmers (einschließlich sensitiver personengebundener Daten) durch den Arbeitgeber, seine verbundenen Unternehmen und den Kunden und Dritte innerhalb und außerhalb des Europäischen Wirtschaftsraums einschließlich in der und an die USA ein, die erforderlich ist zur/zum:			11.2.

Notwithstanding these legitimate and lawful reasons, Employee additionally consents to the processing of Employee’s personal data (including sensitive personal data) by the Employer, its affiliates, and the Client and third parties inside and outside the European Economic Area, including in and to the USA, necessary for:

		●	Verwaltung des Gehalts, der Versorgungsleistungen und der Renten des Arbeitnehmers;			●	administrating Employee’s salary, benefits and pensions;

		●	Management des Arbeitnehmers;			●	managing Employee;

		●	Verwaltung der Gesundheit des Arbeitnehmers zu Zwecken der Krankenversicherung/ Versorgungsleistungen;			●	administrating Employee’s health for the purposes of health insurance/benefits;

		●	Schulung und Bewertung der Leistung des Arbeitnehmers (einschließlich der Leistungs- und Disziplinarakten);			●	training and evaluating the performance of Employee (including performance records and disciplinary records);

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

●	Überwachung der Chancengleichheit;	●	monitoring equal opportunities;

●

Vollzug einer Ausstiegsklausel des Arbeitgebers oder des Kunden im Falle einer Firmenübernahme oder eines Betriebsübergangs und/oder das Bestimmen, ob eine derartige Firmenübernahme oder ein derartiger Betriebsübergang stattgefunden hat;

		●	executing a change of control of Employer or the Client, or a transfer of undertaking, and/or determining whether such a change of control or transfer of undertaking has taken place;

●	Förderung und Vermarktung des Arbeitgebers und des Kunden und/oder deren Produkte oder Dienstleistungen;	●	promoting and marketing Employer and the Client and/or their products or services;

●	Sicherstellung der Einhaltung der maßgeblichen Gesetze und Bestimmungen;	●	ensuring compliance with applicable laws and regulations;

●	sonstige angemessene Zwecke im Zusammenhang mit dieser Vereinbarung und/oder Nebenabreden dazu, die dem Arbeitnehmer von Zeit zu Zeit mitzuteilen sind.	●	any other reasonable purposes in connection with this Agreement and/or any ancillary agreements thereto, of which Employee shall be notified from time to time.

Der Arbeitnehmer bestätigt, dass die Verarbeitung dieser personenbezogenen Daten für den Vollzug dieser Vereinbarung und /oder Nebenvereinbarungen dazu erforderlich ist. Durch die Unterzeichnung dieser Vereinbarung willigt der Arbeitnehmer ausdrücklich in die Verarbeitung dieser personenbezogenen Daten ein.

Employee acknowledges that the processing of this personal data is necessary for the execution of this Agreement and/or any ancillary agreements thereto. By signing this Agreement Employee explicitly consents to the processing of this personal data.

11.3.	Der Arbeitgeber ist verpflichtet, die in Paragraf 11.2 dieser Vereinbarung gennannten personenbezogen Daten an Velocity Global zu übermitteln, wobei diese juristische Person in den Vereinigten Staaten von Amerika gelegen ist. Der Arbeitnehmer bestätigt, dass die Übermittlung personengebundener Daten zum Vollzug dieser Vereinbarung und/oder Nebenvereinbarungen dazu erforderlich ist.	11.3.

Employer shall transfer the personal data mentioned in section 11.2 of this Agreement to Velocity Global, which entity is situated in the United States of America. Employee acknowledges that the transfer of personal data is necessary for the execution of this Agreement and/or any ancillary agreements thereto.

	Durch die Unterzeichnung dieser Vereinbarung willigt der Arbeitnehmer ausdrücklich in die Verarbeitung dieser personenbezogenen Daten ein.		By signing this Agreement Employee explicitly consents to the processing of this personal data.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

12.	Telefon-, EDV- und E-Mail- Nutzung; Unterlagen		12.	Phone, IT-and E-Mail Use

	12.1.	Die Nutzung der Firmeninfrastruktur (wie. z.B. Internet, E-Mail, Fax, Telefon, Kopierer, etc.) des Arbeitgebers und des Kunden ist nur zu dienstlichen Zwecken erlaubt. Ausnahmen von dieser Regelung sind in jedem Einzelfall mit dem Arbeitgeber und dem Kunden abzustimmen.		12.1.

The Employee is only permitted to use the Employer’s and the Client’s infrastructure (internet, e-mail, fax, phone, copiers) for business purposes. Exceptions from this rule might be agreed upon in each single case with Employer and the Client.

	12.2.	Alle Waren, Dokumente, Korrespondenz, sonstige Datenträger und Kopien davon, gleich welcher Art, die dem Arbeitnehmer vom Arbeitgeber oder vom Kunden zur Verfügung gestellt werden, sind und bleiben Eigentum des Arbeitgebers oder des Kunden, auch wenn die Dokumente, Korrespondenz, sonstige Datenträger und Kopien davon vom Arbeitnehmer erstellt oder an ihn adressiert sind.		12.2.

All goods, documents, correspondence, other data carriers and copies thereof, regardless of their nature, that are made available to the Employee by the Employer or the Client, are and will remain the property of the Employer or the Client, even if the documents, correspondence, other data carriers and copies thereof, are produced by or addressed to the Employee.

	12.3.

Der Arbeitnehmer verpflichtet sich, alle ihm zur Verfügung gestellten oder sich sonst in seinem Besitz befindlichen Arbeitsmittel und Unterlagen des Arbeitgebers und des Kunden sowie sämtliche angefertigte Schriftstücke, Aufzeichnungen, Konzepte, welche den Arbeitgeber und/oder den Kunden betreffen, ordnungsgemäß aufzubewahren und insbesondere dafür zu sorgen, dass unbefugte Dritte nicht Einsicht nehmen können; gleiches gilt für Kopien und Datenträger. Dem Arbeitnehmer ist es untersagt, Kopien oder Abschriften von Unterlagen des Arbeitgebers oder des Kunden für private oder andere nicht dienstliche Zwecke anzufertigen.

				12.3.

Employee is obligated to keep all the provided work equipment, documents of Employer and the Client and any documents, notes, or drafts which relate to Employer or the Client in his possession in a proper way. In particular Employee ensures that unauthorized third parties don’t have access to them. The same applies for copies or data media. Employee is prohibited to make copies or duplicates of the documents of Employer or the Client for private or any other non-business purposes.

13.	Arbeitssicherheit		13.	Workplace Safety

	13.1.	Der Arbeitnehmer verpflichtet sich, die Arbeitssicherheitsbestimmungen des Arbeitgebers und des Kunden zu beachten.		13.1.	Employee is obligated to comply with the workplace safety regulations of Employer and the Client.

	13.2.	Er hat sich, wenn er beim Kunden tätig ist, über bestehende Schutzvorschriften selbständig zu informieren.		13.2.	Employee has to inform himself about the security rules of the Client during engagement periods.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

14.	Freistellung		14.	Release from work

	14.1.	Im ungekündigten Anstellungsverhältnis ist der Arbeitgeber berechtigt, den Arbeitnehmer unter Fortzahlung der Bezüge von der Verpflichtung zur Erbringung der Arbeitsleistung widerruflich einseitig vorübergehend freizustellen, wenn hierfür ein sachlicher Grund, insbesondere ein grober Vertragsverstoß, der die Vertrauensgrundlage beeinträchtigt (z.B. Geheimnisverrat, Konkurrenztätigkeit) vorliegt.		14.1.

As long as no notice of termination was given for an employment relationship and if there is factual reason, such as gross misconduct which is affecting the basis of trust (e.g. disclosure of secrets, competition activities), then Employer is unilaterally entitled to revocable release Employee from his obligation to perform services under continued payment of remuneration, whereby this release is of temporary nature.

	14.2.	Im Falle der Kündigung des Arbeitsverhältnisses – gleich von welcher Seite – ist der Arbeitgeber berechtigt, den Arbeitnehmer unter Fortzahlung seiner Bezüge von seiner Verpflichtung zur Erbringung der Arbeitsleistung unwiderruflich und unter Anrechnung auf noch offenstehende Urlaubsansprüche und etwaige Mehrarbeitsguthaben einseitig freizustellen, wenn hierfür ein sachlicher Grund vorliegt. Der Resturlaub wird mit dem auf die Freistellung folgenden Tag angetreten und zusammenhängend genommen.		14.2.

In the event of a termination of the employment relationship by either party, Employer shall be entitled to irrevocably release Employee from his obligation to perform services under continued payment, whereby this release is set-off against outstanding holiday entitlements and possible uncompensated overtime, provided that there is factual reason for this release.

The outstanding vacation commences the day after the suspension and will be taken in a continuous period of time.

	14.3.	Der Arbeitgeber ist alternativ (zu 14.2) berechtigt den Arbeitnehmer im Fall der Kündigung des Arbeitsverhältnisses– gleich von welcher Seite –unter Fortzahlung seiner Bezüge von seiner Verpflichtung zur Erbringung der Arbeitsleistung widerruflich ohne Anrechnung auf Urlaubsansprüche einseitig freizustellen, wenn hierfür ein sachlicher Grund vorliegt.		14.3.

In the event of a termination of the employment relationship Employer shall alternatively (to 14.2) be entitled to revocable release Employee from his obligation to perform services under continued payment of remuneration, whereby in this event, this release is not set-off against outstanding holiday entitlements provided that there is factual reason for this release.

	14.4.	Übersteigt die Freistellungszeit die Resturlaubsdauer, muss sich der Arbeitnehmer gegenüber dem Vergütungsanspruch dasjenige anrechnen lassen, was er durch anderweitigen Einsatz seiner Arbeitskraft erwirbt.		14.4.	If the time of release exceeds Employee’s outstanding holiday entitlements, Employee shall accept a reduction of his remuneration by the remuneration he elsewhere receives for his working capacity.

	14.5.	Ungeachtet des Vorstehenden bleiben das vertragliche sowie das gesetzliche Wettbewerbsverbot während der Freistellung bestehen.		14.5.	Notwithstanding the aforementioned, the contractual and statutory non-competition clause will remain also during the period of suspension.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

15.	Herausgabe und Rückzahlung		15.	Return (of objects) and Repayment

	15.1.	Der Arbeitnehmer hat auf Verlangen des Arbeitgebers oder des Kunden - aber auch bei längerer Abwesenheit im Unternehmen wie im Falle von Kündigung, Freistellung oder Ähnlichem - sämtliche Arbeitsunterlagen, - mittel und -ergebnisse, insbes. auch Unterlagen, Urkunden, Aufzeichnungen, Notizen, Entwürfe oder hiervon gefertigte Durchschriften oder Kopien, gleichgültig auf welchem Datenträger, an den Arbeitgeber oder den Kunden zurück- bzw. herauszugeben. Bei Beendigung des Arbeitsverhältnisses hat er dies unaufgefordert zu tun.		15.1.

Employee is obliged upon request of the Employer or the Client, or in the case of prolonged absence i.e. termination, release, etc. to return to Employer and/or its Client all work documents, work equipment, work results in particular documents, notes, drafts or copies thereof, regardless of which medium. Upon termination Employee is obliged to immediately return the aforementioned without being requested.

	15.2.	Dieselbe Verpflichtung gilt hinsichtlich sämtlicher weiterer Sachen und Gegenstände, die im Eigentum des Arbeitgebers oder des Kunden stehen, wie beispielsweise Firmenfahrzeug, Berechtigungskarten, Schlüssel, Mobiltelefon, Laptop oder Ähnliches.		15.2.	The same applies regarding all items which are in the property of Employer or the client, such as company car, authorization cards, keys, mobile work phone, notebook or similar.

	15.3.	Die Pflichten gemäß 15.1 und 15.2 gelten entsprechend für Unterlagen, Sachen etc. des Kunden. Diese sind am Ende des jeweiligen Arbeitseinsatzes beim Kunden an diesen herauszugeben.		15.3.	The duties pursuant to 15.1 and 15.2 shall also apply for documents, items etc. of the Client. They have to be returned to the Client upon ending of the engagement.

16.	Merkblatt für Leiharbeitnehmer		16.	Leaflet for leased employees

	16.1.	Der Arbeitnehmer bestätigt, das Merkblatt für Leiharbeitnehmer der Bundesagentur für Arbeit erhalten zu haben		16.1.	Employee confirms that he received the leaflet for leased employees of the Bundesagentur für Arbeit.

17.	Ausschlussfristen/ Verfallsklausel		17.	Waiver clause

	17.1.	Alle Ansprüche, aus dem Arbeitsverhältnis müssen innerhalb einer Frist von 3 (drei) Monaten nach Fälligkeit in Textform gegenüber der anderen Vertragspartei geltend gemacht werden. Erfolgt dies nicht, verfallen diese Ansprüche.		17.1.

Any claims resulting from the employment relationship have to be filed against the other party in text form no later than 3 months after they are due. All claims that are not filed in due time are subject to forfeiture.

	17.2.	Wird der Anspruch in Textform abgelehnt oder erfolgt auf die Geltendmachung des Anspruchs hin keine Erklärung in Textform innerhalb von 2 Wochen nach der Geltendmachung des Anspruchs, so verfällt der Anspruch, wenn er nicht innerhalb von weiteren 3 (drei) Monaten nach der Ablehnung in Textform bzw. des Verstreichens der 2-Wochen -Erklärungsfrist gerichtlich geltend gemacht wird.		17.2.

If the claim is rejected in text form or if a response to the assertion in text form of the claim is not given within 2 weeks after the assertion of the claim, the claim is subject to forfeiture, unless the claim is brought before the courts within another 3 months from the refusal in written form or after expiry of the 2-week declaration period.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

17.3.	Die Parteien sind sich darüber einig, dass die vorgenannten Ausschlussfristen dazu dienen sollen möglichst zügig Rechtssicherheit und Rechtsfrieden herzustellen und ihnen daher im Zweifel eine möglichst große Reichweite zukommen soll, soweit dies rechtlich zulässig ist. Den Ausschlussfristen unterliegen daher keine gesetzlichen oder tariflichen Ansprüche auf die vertraglich nicht verzichtet werden kann, insbesondere nicht		17.3.

The Parties agree that the above exclusion periods should serve to establish legal certainty and legal peace as quickly as possible and therefore, in case of doubt, should be as far-reaching as possible, insofar as this is legally permissible. Statutory claims or collectively agreed claims that cannot be waived contractually are not subject to the preclusion periods, in particular not,

	17.3.1.	Ansprüche des Arbeitnehmers auf einen gesetzlich vorgeschriebenen Mindestlohn,		17.3.1.	Employee’s right to claim the statutory minimum wage,

	17.3.2.	Ansprüche, die auf strafbaren Handlungen oder unerlaubten Handlungen beruhen,		17.3.2.	Claims based on criminal offences or unlawful acts,

	17.3.3.	Ansprüche aufgrund einer Haftung einer Partei für Schäden aus der Verletzung des Lebens, des Körpers oder Gesundheit, die auf einer fahrlässigen Pflichtverletzung einer Partei oder einer vorsätzlichen oder fahrlässigen Pflichtverletzung eines gesetzlichen Vertreters oder Erfüllungsgehilfen einer Partei beruhen,		17.3.3.

any claims of a party based on liabilities for damages in case of death, physical injury or damages to health resulting from a negligent breach of duty of a party or an intentional or negligent breach of duty of a legal representative or an agent of a party,

	17.3.4.	Ansprüche, die auf vorsätzlichen oder grob fahrlässigen Pflichtverletzungen einer Partei oder einer vorsätzlichen oder grob fahrlässigen Pflichtverletzung eines gesetzlichen Vertreters oder Erfüllungsgehilfen einer Partei beruhen, und		17.3.4.	claims based on intentional or grossly negligent breaches of duty of a party or on intentional or grossly negligent breaches of duty by the legal representative or agent of a party

	17.3.5.	Ansprüche auf vertraglich nicht abdingbare gesetzliche Mindestarbeitsbedingungen		17.3.5.	rights to minimum statutory working conditions which are not contractually binding and

18.	Formerfordernis		18.	Form Requirement

	18.1.	Änderungen, Ergänzungen und die Aufhebung dieses Vertrages bedürfen zu ihrer Wirksamkeit der Schriftform. Dies gilt auch für die Änderung dieser Formklausel selbst. Ausgeschlossen sind damit insbesondere Vertragsänderungen durch betriebliche Übung.		18.1.

Amendments of, supplements to, and the cancellation of this agreement, as well as changes to this clause, shall be made in written form. Amendments to the agreement due to company practice are particularly excluded.

	18.2.	Die vorstehende Formerfordernis findet keine Anwendung bei Abreden, die nach Vertragsschluss unmittelbar zwischen den Parteien mündlich getroffen werden.		18.2.	The aforementioned form requirement does not apply to oral agreements which are made after the signing of the employment contract.

	18.3.	Mündliche Nebenabreden bestehen nicht.		18.3.	Verbal side agreements do not exist.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

19.	Sonstige Vereinbarungen		19.	Other Agreements

	19.1.	Sollten eine oder mehrere Bestimmungen dieser Vereinbarung unwirksam sein oder werden, so wird dadurch die Wirksamkeit der übrigen Bestimmungen nicht berührt.		19.1.	If one or several provisions of this agreement are or become invalid, the effectiveness of the remaining contractual provisions shall thereby remain unaffected.

	19.2.	Die Vertragsparteien sind im Falle einer unwirksamen Bestimmung verpflichtet, über eine wirksame und zumutbare Ersatzregelung zu verhandeln, die dem von den Vertragsparteien mit der unwirksamen Bestimmung verfolgten wirtschaftlichen Zweck möglichst nahekommt.		19.2.

To the extent permitted by law, the courts in Germany shall have jurisdictions for all disputes under or in relation to this agreement. The same applies in case Employee has transferred his place of residence or main residence to a foreign country or if his place of residence or main residence is unknown when filing the action.

	19.3.	Die Vereinbarung ist allein in deutscher Sprache maßgeblich. Die englische Übersetzung dient alleine Informationszwecken.		19.3.	Only the German version of this agreement shall be binding. The English translation serves for information purposes only.

20.	Keine Anwendbarkeit von Tarifverträgen		20.	No Applicable Collective Bargaining Agreements

	Auf das Arbeitsverhältnis sind keine Tarifverträge anwendbar.			The employment relationship is not governed by collective bargaining agreements.

21.	Anwendbarkeit deutschen Rechts		21.	Applicable Law

	Deutsches Recht ist auf dieses Arbeitsverhältnis und alle daraus resultierenden Ansprüche anwendbar.			German law is applicable to this employment relationship and all claims resulting thereof.

Wijnegen 18 oktober 2022	Pi Zheng 18 October 2022
Ort/Place, Datum/Date	Ort/Place, Datum/Date

/s/ Helen van der Corput	/s/ Pi Zheng
ppa. Helen van der Corput Prokurist Velocity Global GmbH	Pi Zheng

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

Anlage 1/ Attachment 1 Arbeitnehmerüberlassungserlaubnis/ Employee Leasing Permit

Anlage 2/ Attachment 2: Merkblatt der Bundesagentur für Arbeit/ Leaflet of the Federal Employment Agency

Anlage 3/ Attachment 3: Wesentliche Arbeitsbedingungen des Kunden/ Key conditions of Client

Anlage 4/ Attachment 4: Stellenbeschreibung/ Job description

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

Anlage 3/ Attachment 3

Wesentliche Arbeitsbedingungen beim Kunden SomaLogic, INC., 2945 Wilderness Pl Boulder CO 80301 United States of America für eine Tätigkeit als Vice President, Internal Audit.

/

Key conditions of the Client SomaLogic, INC., 2945 Wilderness Pl Boulder CO 80301 United States of America for an Employee in the position of Vice President, Internal Audit.

Wesentliche Arbeitsbedingungen/ Key working conditions:

Vergütung/ Remuneration:

Bruttolohn	Gross salary	EUR 23,066.84 per month EUR 23.066,84 pro Monat
Sonderzahlungen	Additional Payments	Telekom Zuschlag EUR 98.83 brutto pro Monat / Telecom Allowance EUR 98.83 per month gross

Variable Vergütung	Variable remuneration

In the variable compensation plan the Employee will be eligible for incentive payments that will be delivered on or around January 2023. The preliminary conditions of the variable compensation which might be subject to further changes are as follows: Starting January 1st 2023, the Employee will be eligible for an additional bonus equal to 25% of the gross annual salary based on eligible wages to be paid on or around April 2024 subject to the goals and discretion of the Company/

Im Variable Vergütungs Plan wird der Mitarbeiter Förderfähig zur variablen Vergütung, die am oder um Januar 2023 geliefert werden. Die vorläufigen Bedingungen der variablen Vergütung, die weiteren Änderungen unterliegen könnten, lauten wie folgt: Ab dem 1. Januar 2023 hat der Mitarbeiter Anspruch auf einen zusätzlichen Bonus in Höhe von 25 % des Bruttojahresbetrags Gehalt basierend auf anrechnungsfähigen Löhnen, die am oder um April 2024 zu zahlen sind, vorbehaltlich der Ziele und des Ermessens des Unternehmens.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

Arbeitszeit/ Working Time:

Regelmäßige wöchentliche Arbeitszeit	Regular working hours per week	40 Stunden/ hours
Überstunden	Overtime	Alle Stunden mit Gehalt abgegolten/ all hours compensated with salary
Pausen	Breaks	Gesetzlich/ statutory
Ruhezeiten	Rest periods	Gesetzlich/ statutory

Urlaub/ Vacation:

Urlaub	Vacation days	25 days

Feiertage/ Bank Holidays:	Basierend auf dem Wohnort des Arbeitnehmers/based on the place of residence of the employee

Arbeitsort/ Place of work

Arbeitsort/ Place of work	Home office soweit nicht anderweitig vom Kunden angewiesen/ Home office as long as not otherwise instructed by the Client
Kosten für das Home-Office/ Costs for the home-office	Werden gegen Vorlage von Belegen erstattet/ will be reimbursed upon presentation of a receipt

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

Anlage 4/ Attachment 4: Stellenbeschreibung/ Job description

English:

●	Develop and lead an Internal Audit by implementing action plans related to risk assessment and annual planning, audit execution, audit reporting, staff recruiting and development, third party coordination, audit technology, and Audit Committee reporting.

●	Oversee the execution of individual audits defined in the audit plan ensuring the highest level of service quality and client satisfaction.

●	Work with the internal team and external partners to document and assess current processes, identify key risk areas and potential control gaps, and establish a framework to insert the necessary internal controls.

●	Coordinate staffing and/or RFPs for third parties to execute audit plan.

●	Issue all Internal Audit reports ensuring the reports are clear, concise, identify root causes with practical solutions and delivers value to management.

●	Meet regularly with the Audit Committee to report the status of Internal Audit’s ongoing monitoring activities, inform of internal and external emerging risks and/or exposures that should be considered

●	Proactively inform senior management of significant risk exposures related to internal controls, compliance, and/or governance requiring attention.

●	Recommends revision and/or additions to policies and procedures to improve operations as well as internal controls.

●	Work with external auditors to support their understanding and testing of internal controls

●	Manage and oversee control implementation and process improvement across the Company’s accounting, financial reporting and IT processes

●	Manage and oversee the ongoing internal controls function as designed by partnering with management to ensure internal controls are being performed, working appropriately and are appropriately evolving with changes in the business

●	Provide support to management in the remediation of identified control weaknesses

●	Actively participate in meetings to ensure that Internal Audit is well-informed of key business developments that could have an impact on audit priorities and plans.

●	Maintain a team of high-performing audit professionals who possess outstanding knowledge, experience, ethics, and integrity.

●	Maintain open communication with management and Audit Committee

●	Engage to continuous knowledge development regarding regulations, best practices, tools, techniques and performance standards.

German:

●	Entwickeln und leiten Sie eine interne Revision, indem Sie Aktionspläne in Bezug auf Risikobewertung und Jahresplanung, Prüfungsdurchführung, Prüfungsberichterstattung, Personalrekrutierung und -entwicklung, Koordination durch Dritte, Prüfungstechnologie und Berichterstattung des Prüfungsausschusses implementieren.

●	Beaufsichtigung der Durchführung einzelner Audits, die im Auditplan definiert sind, um ein Höchstmaß an Servicequalität und Kundenzufriedenheit zu gewährleisten.

●	Arbeiten Sie mit dem internen Team und externen Partnern zusammen, um aktuelle Prozesse zu dokumentieren und zu bewerten, wichtige Risikobereiche und potenzielle Kontrolllücken zu identifizieren und einen Rahmen für die Einführung der erforderlichen internen Kontrollen zu schaffen.

●	Koordinieren Sie Personal und/oder RFPs für Dritte, um den Auditplan auszuführen.

●	Stellen Sie alle internen Revisionsberichte aus und stellen Sie sicher, dass die Berichte klar und präzise sind, die Grundursachen mit praktischen Lösungen identifizieren und dem Management einen Mehrwert bieten.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng

●	Treffen Sie sich regelmäßig mit dem Prüfungsausschuss, um über den Status der laufenden Überwachungstätigkeiten der Internen Revision zu berichten und über interne und externe neu auftretende Risiken und/oder Engagements zu informieren, die berücksichtigt werden sollten

●	Informieren Sie die Geschäftsleitung proaktiv über signifikante Risiken im Zusammenhang mit internen Kontrollen, Compliance und/oder Governance, die Aufmerksamkeit erfordern.

●	Empfiehlt die Überarbeitung und/oder Ergänzung von Richtlinien und Verfahren zur Verbesserung der Betriebsabläufe sowie der internen Kontrollen.

●	Arbeiten Sie mit externen Prüfern zusammen, um deren Verständnis und Prüfung der internen Kontrollen zu unterstützen

●	Verwaltung und Kontrolle der Implementierung und Prozessverbesserung in den Buchhaltungs-, Finanzberichterstattungs- und IT-Prozessen des Unternehmens

●	Verwalten und beaufsichtigen Sie die laufenden internen Kontrollfunktionen, wie sie in Zusammenarbeit mit dem Management entwickelt wurden, um sicherzustellen, dass die internen Kontrollen durchgeführt werden, angemessen funktionieren und sich bei Veränderungen im Unternehmen angemessen weiterentwickeln

●	Unterstützung des Managements bei der Behebung identifizierter Kontrollschwächen

●	Nehmen Sie aktiv an Besprechungen teil, um sicherzustellen, dass die Interne Revision über wichtige geschäftliche Entwicklungen informiert ist, die sich auf Prüfungsprioritäten und -pläne auswirken könnten.

●	Ein Team aus leistungsstarken Prüfungsfachleuten aufrechterhalten, die über herausragendes Wissen, Erfahrung, Ethik und Integrität verfügen.

●	Pflegen Sie eine offene Kommunikation mit dem Management und dem Prüfungsausschuss

●	Beteiligen Sie sich an der kontinuierlichen Wissensentwicklung in Bezug auf Vorschriften, Best Practices, Tools, Techniken und Leistungsstandards.

Arbeitsvertrag / Employment Agreement

Velocity Global GmbH / Pi Zheng